================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Buttrey Food and Drug Stores Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                      BUTTREY FOOD AND DRUG STORES COMPANY
                              601 6th Street, S.W.
                           Great Falls, Montana 59404

               NOTICE OF THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997


TO THE STOCKHOLDERS OF BUTTREY FOOD AND DRUG STORES COMPANY:

      The 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") of Buttrey Food and Drug Stores Company (the "Company") will be held at 1:30 p.m., Mountain Time, on Wednesday, May 28, 1997 at the Bozeman Holiday Inn, 5 Baxter Lane, Bozeman, Montana, for the following purposes:

      1. To elect ten directors of the Company to serve during the ensuing year and until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only the stockholders of record of the Company's Common Stock at the close of business on April 23, 1997 will be entitled to notice of and to vote at the 1997 Annual Meeting or any adjournment or postponement thereof.

      A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 1, 1997 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                              By Order of the Board of Directors


                              Wayne S. Peterson
                              Secretary

May 2, 1997
Great Falls, Montana


      YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

      Requests for additional copies of proxy materials should be addressed to Wayne S. Peterson, Corporate Secretary, at the offices of the Company, 601 6th Street, S.W., Great Falls, Montana 59404.

                      BUTTREY FOOD AND DRUG STORES COMPANY
                              601 6th Street, S.W.
                           Great Falls, Montana 59404

                                ---------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

                                ---------------

                              GENERAL INFORMATION


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Buttrey Food and Drug Stores Company, a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") to be held on Wednesday, May 28, 1997 at 1:30 p.m., Mountain Time, at the Bozeman Holiday Inn, 5 Baxter Lane, Bozeman, Montana, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 1997 Annual Meeting were mailed or delivered to the stockholders of the Company on or about May 2, 1997.

MATTERS TO BE CONSIDERED

      The 1997 Annual Meeting has been called to (1) elect ten directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, and (2) to transact such other business as may properly come before the meeting.

RECORD DATE AND VOTING

      The Board has fixed the close of business on April 23, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 1997 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 8,640,556 shares of the Company's common stock, par value $.01 per share ("Common Stock").

QUORUM AND VOTING REQUIREMENTS

      The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1997 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The director nominees who receive the greatest number of votes at the 1997 Annual Meeting will be elected to the Board of Directors of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      All proxies which are properly completed, signed and returned prior to the 1997 Annual Meeting will be voted. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. Any proposal with respect to which a stockholder fails to so specify will be voted in accordance with the recommendation of the Board of

Directors. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date, or by the stockholder's attending the 1997 Annual Meeting and expressing a desire to vote his or her shares in person.

      Proxies for the 1997 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone. The Company does not expect to pay any fees or compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies.

      All stockholders are urged to complete, sign and promptly return the enclosed proxy card.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 23, 1997 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and Named Executive Officer of the Company, individually, and (iii) all current directors and executive officers as a group:

                                           AMOUNT AND NATURE OF          PERCENT OF
NAME OF                                    BENEFICIAL OWNERSHIP          OUTSTANDING
BENEFICIAL OWNER(1)                          OF COMMON STOCK             COMMON STOCK
----------------------------------------   --------------------          -------------

Freeman Spogli & Co. (2)................       4,389,879                  50.8%
   J. Frederick Simmons.................
   Ronald P. Spogli.....................
   William M. Wardlaw...................
Merrill Lynch & Co., Inc. (3)...........         516,900                   6.0
Franklin Resources, Inc. (4)............         656,000                   7.6
Pioneering Management Corporation (5)...         566,500                   6.6
Joseph H. Fernandez (6).................         225,445                   2.6
Robert P. Gannon (7)....................           3,825                   *
Michael P. Malone.......................           1,100                   *
Peter J. Sodini.........................          45,000                   *
Matt L. Figel...........................               0                   *
Thomas C. Young (7).....................           4,125                   *
Wayne S. Peterson (8)...................          41,478                   *
Louis J. Rizzo (9)......................          32,000                   *
John E. Sullivan (10)...................          53,289                   *
Craig A. Wright (11)....................           8,310                   *
All directors and executive
  officers as a group (15 persons)......       4,804,451(12)              55.6%
--------------

*   Less than 1%.

(1) Except as otherwise indicated in this table and the notes thereto, the persons named have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) All shares indicated are owned of record by FS Equity Partners II, L.P. ("FSEP"), of which Freeman Spogli & Co. ("FS&Co.") is the general partner. As general partner, FS&Co. has the sole power to vote and dispose of such shares. Messrs. Simmons, Spogli and Wardlaw (all of whom are directors of the Company), Mr. Bradford M. Freeman and Mr. John M. Roth are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of Common Stock indicated as beneficially owned by FS&Co. The business address of FS&Co., its general partners and FSEP is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

                                       2.

(3) As reported in a Schedule 13G dated February 14, 1997 filed jointly with the Securities and Exchange Commission (the "Commission") by Merrill Lynch & Co., Inc. ("Merrill Lynch"), Merrill Lynch Group, Inc. ("ML Group"), Princeton Services, Inc. ("PSI"), Merrill Lynch Asset Management, L.P. ("MLAM") and Merrill Lynch Global Allocation Fund, Inc. ("Merrill Fund"), Merrill Lynch, ML Group, PSI, MLAM and Merrill Fund have claimed shared voting and dispositive power with respect to all such shares. Merrill Lynch, ML Group and PSI are parent holding companies and have disclaimed beneficial ownership of the securities of the Company reported in the
     Schedule 13G; MLAM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the "Advisers Act"); and Merrill Fund is an investment company registered under Section 8 of the Investment Company Act of 1940.

(4) As reported in a Schedule 13G dated February 12, 1997 filed jointly with the Commission by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. ("FAS"), FAS has claimed sole voting and dispositive power with respect to all such shares. The securities of the Company reported in the Schedule 13G are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Advisor Subsidiaries") of FRI, the principal shareholders of which are Messrs. Johnson and Johnson (collectively, the "Principal Shareholders"). FRI, the Principal Shareholders and each of the Advisor Subsidiaries have disclaimed beneficial ownership of the securities of the Company reported in the
     Schedule 13G.

(5) As reported in a Schedule 13G dated January 21, 1997 filed with the Commission by Pioneering Management Corporation ("Pioneering"), Pioneering has claimed sole voting power with respect to all such shares, sole dispositive power with respect to 20,000 of such shares, and shared dispositive power with respect to 546,500 of such shares. Pioneering is an investment adviser registered under Section 203 of the Advisers Act.

(6) Amount includes 107,456 shares issuable upon exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 23, 1997. Amount also includes 5,709 shares held by the Buttrey Company Retirement Estates, the Company's retirement plan (the "BCRE") for the account of Mr. Fernandez, based on a plan statement of the BCRE dated December 31, 1996.

(7) Amount includes 3,125 shares issuable upon exercise of options which will become fully exercisable on, and only if the recipient continues to serve as a Director until, the Company's 1997 Annual Meeting of Stockholders.

(8) Amount includes 12,000 shares issuable upon exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 23, 1997. Amount also includes 16,212 shares held by the BCRE for the account of Mr. Peterson, based on a plan statement of the BCRE dated December 31, 1996.

(9) Amount includes 12,000 shares issuable upon exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 23, 1997.

(10) Amount includes 8,000 shares issuable upon exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 23, 1997. Amount also includes 5,956 shares held by the BCRE for the account of Mr. Sullivan, based on a plan statement of the BCRE dated December 31, 1996.

(11) Amount includes 8,000 shares issuable upon exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 23, 1997. Amount also includes 310 shares held by the BCRE for the account of Mr. Wright, based on a plan statement of the BCRE dated December 31, 1996.

(12) Amount includes an aggregate of 156,706 shares issuable upon exercise of options which are exercisable as of, or will become exercisable within 60 days of, April 23, 1997. Amount also includes an aggregate of 28,187 shares held by the BCRE for the accounts of Messrs. Fernandez, Peterson, Rizzo, Sullivan and Wright, based on a plan statement of the BCRE dated December 31, 1996.

                                       3.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    Ten directors are to be elected at the 1997 Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

    No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, other than as provided for Mr. Fernandez in his employment agreement with the Company. See "Executive Officers, Compensation and Other Information--Compensation--Employment and Severance Agreements." None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS.

    Information is set forth below concerning the incumbent directors, all of whom are also nominees for election as directors, and the year in which each incumbent director was first elected as a director of the Company. Each nominee has furnished the information as to his beneficial ownership of Common Stock as of April 23, 1997 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a director if elected.

          NAME              AGE        POSITION WITH THE COMPANY   DIRECTOR
                                                                    SINCE
------------------------------------   ------------------------------------

Joseph H. Fernandez         44         Chairman of the Board,          1993
                                       President and Chief Executive
                                       Officer
Matt L. Figel +             37         Director                        1990
Robert P. Gannon *          52         Director                        1992
Michael P. Malone +         57         Director                        1992
J. Frederick Simmons *      42         Director                        1990
Peter J. Sodini *           56         Director                        1990
Ronald P. Spogli *          49         Director                        1990
William M. Wardlaw          50         Director                        1990
Thomas C. Young +           47         Director                        1992
Wayne S. Peterson           39         Director                        1995
----------------

* Member of the Compensation Committee.
+Member of the Audit Committee.

    Mr. Fernandez became the President, Chief Operating Officer and a Director of the Company in March 1993, became the Chief Executive Officer in September 1993, and was elected as Chairman of the Board in August 1996. From April 1991 to February 1993, Mr. Fernandez served as Executive Vice President and Chief Operating Officer for Kings Super Markets, Inc.

    Mr. Figel founded Doramar Capital, a private investment firm, in January 1997. From October 1986 to December 1996, Mr. Figel was employed by FS&Co. (or its affiliates). FS&Co. is a private investment company that was founded in 1983. Mr. Figel became a Director of the Company in October 1990. Mr. Figel is also a member of the Board of Directors of Calmar Inc.

    Mr. Gannon became a Director of the Company in May 1992. Mr. Gannon has served as Vice Chairman of Montana Power Company since January 1996 and as President since January 1990. Mr. Gannon also served as Chief Operating Officer of Montana Power Company from June 1992 until January 1996.

                                       4.

    Mr. Malone became a Director of the Company in August 1992. Since January 1991, Mr. Malone has served as the President of Montana State University.

    Mr. Simmons joined FS&Co. in 1986 and became a general partner in January 1991. Mr. Simmons became a Director of the Company in October 1990. Mr. Simmons is also a member of the Board of Directors of EnviroSource, Inc.

    Mr. Sodini became a Director of the Company in October 1990 and, from October 1990 until March 1993, served as the Company's Chairman of the Board. Since March 1996, Mr. Sodini has served as the Chief Executive Officer and Chairman of the Board of The Pantry, Inc. From November 1995 to February 1996, Mr. Sodini worked as an independent consultant. From December 1991 to October 1995, Mr. Sodini served as Chief Executive Officer and a Director of Purity Supreme, Inc. ("Purity") and, from March 1993 to October 1995, also served as the Chairman of the Board of Purity. Mr. Sodini also served as President of Purity from December 1991 until August 1994. Mr. Sodini is also a member of the Boards of Directors of The Pantry, Inc. and Pamida Holding Corporation.

    Mr. Spogli is a founding partner of FS&Co. Mr. Spogli became a Director of the Company in October 1990. Mr. Spogli is the Chairman of the Board and a Director of EnviroSource, Inc. and also serves on the Boards of Directors of Calmar Inc. and Brylane Inc.

    Mr. Wardlaw joined FS&Co. in March 1988 and became a general partner in January 1991. Mr. Wardlaw became a Director of the Company in October 1990. Mr. Wardlaw is also a member of the Board of Directors of Calmar Inc.

    Mr. Young became a Director of the Company in August 1992. Since December 1994, Mr. Young has served as a Director of the Portland branch of the Federal Reserve Bank of San Francisco. Since October 1984, he has served as President, Chief Executive Officer and Chairman of the Board of Northwest National Bank and Chairman of the Board of Northwest Bancshares, Inc. Mr. Young has also served as President of Admiralty Leasing, Inc. since October 1984.

    Mr. Peterson became a Director of the Company in May 1995, Senior Vice President of the Company in April 1995, Vice President and Chief Financial Officer in June 1991, and Secretary in November 1991. From October 1990 until June 1991, Mr. Peterson served as Vice President and Controller of the Company.

                                       5.

                             THE BOARD OF DIRECTORS

COMMITTEES

    The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee, which presently consists of Messrs. Malone, Young and Figel, met once during the fiscal year ended February 1, 1997 ("1996"). The Compensation Committee, which presently consists of Messrs. Gannon, Simmons, Sodini and Spogli, met once during 1996, and took various actions by unanimous written consent.

    The Audit Committee recommends to the Board of Directors the engagement or discharge of the Company's independent auditors; reviews with the independent auditors the scope, timing and plan for the annual audit, any non-audit services and the fees for audit and other services; reviews outstanding accounting and auditing issues with the independent auditors; and supervises or conducts such additional projects as may be relevant to its duties. The Audit Committee is also responsible for reviewing and making recommendations with respect to the Company's financial condition, its financial controls and accounting practices and procedures.

    The Compensation Committee recommends to the Board of Directors compensation policies and guidelines for the Company's executives and oversees the granting of incentive compensation, if any, to such persons. The Compensation Committee also administers the Company's bonus and stock option plans. See "Report of the Compensation Committee of the Board of Directors."

MEETINGS AND REMUNERATION

    During 1996, the Board of Directors held five meetings and took various actions by unanimous written consent. Each incumbent director other than Messrs. Wardlaw and Sodini attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during 1996 and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during that period.

    Each director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified.
Except for non-employee directors of the Company who are not affiliated with FS&Co. (each, an "Outside Director"), directors do not receive compensation for services on the Board of Directors or on any Committees of the Board of Directors. All directors are reimbursed for their out-of-pocket expenses in serving on the Board of Directors and on any Committees. In 1996, Messrs. Gannon, Malone and Young (who at the time were the only Outside Directors of the Company) each received compensation for their services of $1,500 for each Board meeting attended. In addition, Mr. Malone received an annual retainer of $5,000 and, at their election and in lieu of such annual retainer, Messrs. Gannon and Young each received an option to purchase 3,125 shares of Buttrey Common Stock at an exercise price of $6.40 per share pursuant to the Company's 1996 Directors Plan (as defined below). In 1997, Outside Directors of the Company (currently Messrs. Figel, Gannon, Malone, Sodini and Young) each will receive (i) $1,500 for each regular Board meeting attended, plus (ii) either (x) an annual retainer of $5,000, or (y) at such director's election in lieu of such annual retainer, an option to purchase shares of Buttrey Common Stock in an amount and at an exercise price calculated pursuant to the terms of the 1996 Directors Plan. See "Executive Officers, Compensation and Other Information--Stock Options--1996 Directors Plan."

                                       6.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    Set forth in the table below are the names, ages and current offices held by all executive officers of the Company.

         NAME                  AGE           POSITION WITH THE COMPANY                 Executive Officer Since
----------------------         ---  ------------------------------------------         -----------------------

Joseph H. Fernandez            44   Chairman of the Board, President and Chief                   1993
                                    Executive Officer

Joseph M. Livorsi              50   Senior Vice President - Sales and                            1996
                                    Merchandising

Wayne S. Peterson              39   Senior Vice President, Chief Financial Officer               1990
                                    and Secretary

Louis J. Rizzo                 51   Senior Vice President - Retail Operations and                1994
                                    Store Development

John E. Sullivan               44   Vice President - Human Resources                             1990

Craig A. Wright                33   Vice President - Non-Perishables                             1995
                                    Merchandising

    Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. No arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer, other than as provided for Mr.
Fernandez in his employment agreement with the Company.   See "--Compensation--
Employment and Severance Agreements." None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of all executive officers of the Company except Messrs. Fernandez and Peterson. For information concerning the business experience of Messrs. Fernandez and Peterson, see "Information Concerning Incumbent Directors."

    Mr. Livorsi became Senior Vice President, Sales and Merchandising of the Company in October 1996. From July 1995 until July 1996, Mr. Livorsi was Senior Vice President, Sales and Merchandising for Price Chopper Supermarkets in Schenectady, New York. From July 1986 to July 1995, Mr. Livorsi held senior marketing and merchandising positions with Randall's Food Markets in Houston, Texas.

    Mr. Rizzo became Senior Vice President-Merchandising and Store Operations of the Company in April 1995, and Senior Vice President-Retail Operations and
Store Development in October 1996. From February 1994 until April 1995, Mr. Rizzo served as Vice President-Sales and Merchandising of the Company. From June 1991 until October 1993, Mr. Rizzo served as Vice President and Director of Marketing for the eastern division of Safeway Stores, Inc.

    Mr. Sullivan has served as Vice President-Human Resources of the Company since October 1990.

    Mr. Wright became Vice President-Support Services of the Company in April 1995, and Vice President-Non-Perishables Merchandising in October 1996. From January 1995 to April 1995, Mr. Wright served as Director-Support Services. From June 1993 to January 1995, Mr. Wright served as Director-Information Technology, and from October 1990 to June 1993 he served as Manager-Store Systems/Front-End Operations.

                                       7.

COMPENSATION

    The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company paid or accrued by the Company for each of the fiscal years ended January 28, 1995 ("1994"), February 3, 1996 ("1995") and February 1, 1997 ("1996"), for (i) the Company's Chief Executive Officer, and (ii) each of the other four most highly compensated executive officers of the Company who were serving as executive officers at February 1, 1997 (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                   ANNUAL                                                            LONG TERM
                                COMPENSATION                                                        COMPENSATION
                               --------------------------------------------------------       -----------------------
                                                                           OTHER                SECURITIES
     NAME AND PRINCIPAL                                                    ANNUAL               UNDERLYING        ALL OTHER
          POSITION                YEAR       SALARY($)   BONUS(1)($)   COMPENSATION(2)($)       OPTIONS(#)       COMPENSATION($)
 -----------------------         ------     ----------   -----------   ------------------    ---------------   -----------------
Joseph H. Fernandez               1996       300,417           0           0                   130,000(3)          11,658(4)
 Chairman of the Board,           1995       247,500       200,561         0                    30,000(5)           8,923
 President and Chief              1994       225,000        25,000         0                    15,000(6)          47,248
 Executive Officer
Louis J. Rizzo                    1996       145,000           0           0                    12,000(3)          11,585(7)
 Senior Vice President            1995       140,000        40,518         0                    12,000(5)           9,338
 -Retail Operations and           1994       127,679           0           0                        0              31,783
 Store Development

Wayne S. Peterson                 1996       125,100           0           0                    12,000(3)          11,388(8)
 Senior Vice President,           1995       117,500        69,006         0                    12,000(5)          11,285
 Chief Financial Officer          1994       105,600           0           0                        0               6,798
 and Secretary

John E. Sullivan                  1996       104,500           0           0                     8,000(3)           9,873(9)
 Vice President - Human           1995       100,000        28,942         0                     8,000(5)           7,737
 Resources                        1994        95,000           0           0                        0               3,562

Craig A. Wright                   1996        90,000           0           0                     8,000(3)           7,627(10)
 Vice President                   1995        80,000        23,153         0                     8,000(5)           6,178
 -Non-Perishables                 1994        51,437           0           0                        0               3,134
 Merchandising

__________________
(1) Other than for Mr. Fernandez and Mr. Peterson, represent payments made to executive officers in March of each year for the prior fiscal year pursuant to the Buttrey Food and Drug Company Key Management Incentive Plan. See "Bonus Plan" below. Amounts paid to Mr. Fernandez in each of 1994 and 1995 include $25,000 payments made pursuant to the terms of his employment agreement. See "Employment and Severance Agreements" below. In addition, amounts paid to Mr. Fernandez and Mr. Peterson in 1995 include cash bonuses of $70,000 and $35,000, respectively, as consideration for additional contributions made by them on behalf of the Company.

(2) Other than the limited special rights attached to certain of the shares covered by options as described in "Stock Options" below, during each of 1994, 1995 and 1996, no executive officer named above received perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of the total of such officer's salary and bonus, nor did any such officer receive any restricted stock award, stock appreciation right or payment under any long term incentive plan.

(3) Consists of options to purchase shares of Common Stock granted in 1996 pursuant to the Company's 1995 Option Plan (as defined below). See "--Stock Options."

(4) Of this amount, (i) 7,459 represents the estimated amount of cash to be contributed by the Company to the BCRE for the account of Mr. Fernandez;
    (ii) $845 represents the amount of insurance premiums paid by the Company with respect to life insurance; (iii) $666 represents the imputed amount of insurance premiums set

                                       8.

     aside by the Company for the benefit of Mr. Fernandez towards the Company's own long-term disability program; and (iv) $2,687 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Fernandez towards the Company's own medical plan.

(5) Consists of options to purchase shares of Common Stock granted in May 1995 pursuant to the Company's 1995 Option Plan. See "--Stock Options."

(6) Options to purchase 15,000 shares of Common Stock granted in February 1994 outside of the Company's option plans. See "--Stock Options."

(7) Of this amount, (i) 7,459 represents the estimated amount of cash to be contributed by the Company to the BCRE for the account of Mr. Rizzo, (ii) $838 represents the amount of insurance premiums paid by the Company with respect to life insurance; (iii) $593 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Rizzo towards the Company's own long-term disability program; and (iv) $2,695 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Rizzo towards the Company's own medical plan.

(8) Of this amount, (i) $7,459 represents the estimated amount of cash to be contributed by the Company to the BCRE for the account of Mr. Peterson;
     (ii) $721 represents the amount of insurance premiums paid by the Company with respect to life insurance; (iii) $510 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Peterson towards the Company's own long-term disability program; and (iv) $2,698 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Peterson towards the Company's own medical plan.

(9) Of this amount, (i) $6,152 represents the estimated amount of cash to be contributed by the Company to the BCRE for the account of Mr. Sullivan;
     (ii) $600 represents the amount of insurance premiums paid by the Company with respect to life insurance; (iii) $423 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Sullivan towards the Company's own long-term disability program; and (iv) $2,698 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Sullivan towards the Company's own medical plan.

(10) Of this amount, (i) $4,045 represents the estimated amount of cash to be contributed by the Company to the BCRE for the account of Mr. Wright; (ii) $519 represents the amount of insurance premiums paid by the Company with respect to life insurance; (iii) $385 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Wright towards the Company's own long-term disability program; and (iv) $2,677 represents the imputed amount of insurance premiums set aside by the Company for the benefit of Mr. Wright towards the Company's own medical plan.

     Bonus Plan. The Company has adopted the Buttrey Food and Drug Company Key Management Incentive Plan (as amended, the "Bonus Plan") pursuant to which the Compensation Committee annually establishes guidelines for incentive compensation to be paid to the Company's officers and key employees. The amount of an individual's bonus award is based on the attainment of specified Company performance objectives, such as the achievement of target sales and cash flow objectives, and is determined as a percentage of the recipient's base salary. See "Report of the Compensation Committee of the Board of Directors."

     Retirement Plan. The Company maintains the Buttrey Company Retirement Estates (the "BCRE"), a retirement plan that is intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  Employees become eligible to participate in the BCRE upon the later of the attainment of age 21 or the completion of one year of service. The BCRE provides for contributions by participants and by the Company. Participants can make pre-tax contributions up to the maximum amount permitted under Section 401(k) of the Code. The Company also makes annual contributions (in the form of cash or Buttrey Common Stock) to the BCRE, the amount of which is determined by the Board of Directors in its discretion each year. Seventy-five percent of the Company's contribution is allocated to participants as a percentage of their compensation ("Profit Sharing Contributions"), and the remaining 25% is allocated in proportion to the amount of contributions made by each

                                       9.

participant ("Matching Contributions"). In March 1997, the Board of Directors of the Company authorized the Company to contribute a total of $1.0 million in cash to the BCRE as the Company's contribution for 1996.

  Participants' interests in their own contributions and in the Matching Contributions on their behalf are fully vested. Participants become vested in the Profit Sharing Contributions made on their behalf by the Company depending on their years of service with the Company, and in general begin vesting after three years of service and are fully vested after seven years of service. In addition, Participants become fully vested in the Profit Sharing Contributions made on their behalf upon death, disability, or attainment of age 57 while employed by the Company. Participants may borrow funds from the BCRE, and provided certain conditions are satisfied, may receive a distribution of their contributions prior to termination of employment. Participants may elect that benefits payable following termination of employment be paid in the form of a lump sum distribution or in installments over a period of years.

  Employment and Severance Agreements. In March 1993, the Company entered into a three-year employment agreement with Mr. Fernandez. As amended, the employment agreement currently provides for a base salary of $350,000 and for an incentive bonus to be paid pursuant to the terms of the Company's Bonus Plan. See "Bonus Plan." In addition, the employment agreement with Mr. Fernandez provided for a bonus of $75,000 payable in three annual installments of $25,000 each beginning in March 1993. The employment agreement provides for Mr. Fernandez to be employed by the Company as Chairman of the Board, President and Chief Executive Officer until the earlier of March 1, 2001 or the date that such employment shall have been terminated as provided therein. In addition, the employment agreement provides that, so long as Mr. Fernandez remains an employee of the Company, the Company will include Mr. Fernandez in the Company's slate of nominees for directors at each such election of directors. Pursuant to the terms of the employment agreement, in the event Mr. Fernandez is terminated without cause or resigns for good reason (as such terms are defined in the employment agreement), or in the event that Mr. Fernandez should die or become permanently disabled, the Company is required to pay Mr. Fernandez's base salary for a period of twenty-four consecutive months from the date of such event. Mr. Fernandez' employment agreement provides that, in the event that Mr. Fernandez is terminated by the Company for cause or Mr. Fernandez otherwise terminates his employment under certain circumstances, then, subject to certain exceptions, Mr. Fernandez will not compete with the Company for a period of 12 months after such termination.

  In March 1993, the Company also entered into a separate agreement with Mr. Fernandez pursuant to which he will be entitled to receive severance payments of up to six months' salary upon an involuntary termination of his employment, other than for cause (as defined therein), upon a resignation for good reason (as defined therein), or in the event that Mr. Fernandez should die or become permanently disabled, in each case at any time after the expiration of his term of employment as specified in his employment agreement (or any subsequent employment agreement with the Company).

  The Company has entered into agreements with Messrs. Peterson, Rizzo and Sullivan pursuant to which these individuals will be entitled to receive severance payments of up to six months' salary either upon an involuntary termination of employment, other than for cause (as defined therein), or upon a resignation for good reason (as defined therein).

STOCK OPTIONS

  1990 Option Plan. The Company has adopted its 1990 Nonqualified Performance Stock Option Plan (as amended, the "1990 Option Plan"), which provides for the granting of non-qualified stock options to officers, key employees and consultants of the Company, including Directors who are also employees. As of February 1, 1997, an aggregate of 451,500 shares of Common Stock have been reserved for issuance under the 1990 Option Plan.

  The 1990 Option Plan is administered by the Compensation Committee. Options terminate at the earlier of (i) 90 days after the participant's termination of employment by the Company (unless such termination results from the participant's death or disability, or the participant dies within 90 days after such termination of employment, in which case the option terminates 180 days after the date of the participant's termination of employment), (ii) ten years from the date of grant, or (iii) on the effective date of certain dissolutions, liquidations or sales of all of the business, properties and assets of the Company or upon certain reorganizations, mergers or consolidations.

                                      10.

  All options granted under the 1990 Option Plan currently will vest and become exercisable in full upon a determination by the Compensation Committee that the Company, on a consolidated basis, has achieved 100% of the amount of a specified operating cash flow and total net cash flow from operations for any one of the four fiscal years of the Company beginning with the fiscal year ended January 1997 and ending with the fiscal year ended January 2000. Upon a determination by the Compensation Committee that the Company has not achieved the required levels of operating cash flow and total net cash flow from operations by January 29, 2000, the options which remain unvested shall nevertheless vest and become exercisable as of October 5, 2000. The Compensation Committee periodically reviews the 1990 Option Plan and may, in good faith, adjust the specified cash flow levels to reflect unanticipated major events such as catastrophic occurrences and mergers and acquisitions. The Compensation Committee may, in its sole discretion, elect to accelerate the vesting of all or any portion of any option.

  The holders of options granted under the 1990 Option Plan (other than Mr. Fernandez) have been granted limited special rights (the "Limited Rights") with respect to all of the shares of Common Stock covered by such options (the "Related Options"). The Limited Rights become exercisable in circumstances where the Company has accelerated the Related Options in connection with a business combination or sale of all or substantially all of the assets or capital stock of the Company, in each case in which the holders of the Company's Common Stock receive all cash consideration (an "Extraordinary Corporate Event"). Upon the exercise of a Limited Right, the Related Option ceases to be exercisable to the extent of the shares with respect to which the Limited Right is exercised, and an optionee would receive, for each share of underlying Common Stock, a cash payment equal to the excess of (i) the cash per share of Common Stock received by the holders of Common Stock in connection with the Extraordinary Corporate Event, over (ii) the option price per share of Common Stock underlying the Related Option.

  1995 Option Plan. The Company has adopted its 1995 Stock Option Plan (the "1995 Option Plan") which provides for the granting of either non-qualified or incentive stock options to officers and key employees of the Company, including directors who are also employees. Notwithstanding the foregoing, only officers and key employees who do not own capital stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or the Subsidiary shall be eligible to receive grants of options. As of February 1, 1997, an aggregate of 500,000 shares of Common Stock have been reserved for issuance under the 1995 Option Plan.

  The 1995 Option Plan is administered by the Compensation Committee. Options terminate as determined by the Compensation Committee and specified in each Option Agreement; provided, that such termination date shall be not later than ten years from the date such option is granted, subject to earlier termination upon an optionee's termination of employment, in connection with certain extraordinary corporate transactions, or as otherwise set forth in each particular Option Agreement.

  The purchase price per share of the shares of Common Stock underlying each option and the vesting schedule for each option will be determined by the Compensation Committee; provided, that the option price of any incentive stock option shall not be less than the fair market value of the underlying shares at the time the incentive stock option is granted, as determined by the Compensation Committee in accordance with the formula specified in the 1995 Option Plan.

  1996 Directors Plan. The Company has adopted its 1996 Non-Employee Directors Stock Option Plan (the "1996 Directors Plan") which provides for the granting of non-qualified stock options to Outside Directors of the Company. The 1996 Directors Plan permits each Outside Director to elect, on the date of each annual meeting at which he or she is elected or reelected, to receive an option to purchase shares of the Company's Common Stock in lieu of being paid that part of the director's fee that is not dependent upon attendance at meetings or services as a chairperson for the ensuing year (the "Retainer Fee"). If the Outside Director make such an election, on the six-month anniversary of the date of the election (the "Date of Grant"), such Outside Director will be granted an option exercisable for a number of shares of the Company's Common Stock equal to the amount of the Outside Director's Retainer Fee divided by 20% of the fair market value of a share of Common Stock at the close of business on the Date of Grant. The exercise price for any such option will be 80% of the fair market value of the Company's Common Stock on the Date of Grant. These options vest and are exercisable on the date of the annual meeting of stockholders following the Date of Grant. All options granted under the 1996 Directors Plan expire on the earlier of the tenth anniversary of the Date of Grant or six months after the recipient of the option ceases to be a director. As of

                                      11.

February 1, 1997, an aggregate of 75,000 shares of Common Stock have been reserved for issuance under the 1996 Directors Plan. Based on the slate of nominees for directors for the Company's 1997 fiscal year, Messrs. Figel, Gannon, Malone, Sodini and Young will be eligible to receive options in lieu of Retainer Fees, if such an election is made.

       The following table sets forth information concerning options granted to the Named Executive Officers during 1996.

                                                 OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------------------
                                                         INDIVIDUAL GRANTS
                             ----------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                               NUMBER OF                                                             VALUE AT ASSUMED
                               SECURITIES          % OF TOTAL                                      ANNUAL RATES OF STOCK
                               UNDERLYING           OPTIONS                                         PRICE APPRECIATION
                                OPTIONS           GRANTED TO          EXERCISE OR     EXPIRA-         FOR OPTION TERM
                                GRANTED          EMPLOYEES IN          BASE PRICE       TION     ____________________________
       NAME                       (#)             FISCAL YEAR            ($/SH)        DATE           5%  ($)       10%  ($)
------------------------    --------------    -------------------    ------------    --------    --------------   -----------

Joseph H. Fernandez..........  30,000 (1)           55.2%                7.125         2/28/06      134,662           339,862
                              100,000 (2)                                7.375(3)      8/29/06      464,625         1,172,625
Louis J. Rizzo...............  12,000 (1)            5.1                 7.125         2/28/06       53,865           135,945
Wayne S. Peterson............  12,000 (1)            5.1                 7.125         2/28/06       53,865           135,945
John E. Sullivan.............   8,000 (1)            3.4                 7.125         2/28/06       35,910            90,630
Craig A. Wright..............   8,000 (1)            3.4                 7.125         2/28/06       35,910            90,630
--------

(1) These options vest and become exercisable in four equal annual installments beginning on the first anniversary of their date of grant.

(2) 20% of these options were vested and exercisable on their date of grant. The remaining 80% vest and become exercisable in four equal annual installments beginning on the first anniversary of their date of grant.

(3) $7.375 is initial exercise price. Beginning in 1997, the option exercise price will increase 5% on March 1 and September 1 of each year over then existing exercise price.


     The following table sets forth information concerning the aggregate number of options exercised during 1996 by each of the Named Executive Officers, and outstanding options held by each such officer at February 1, 1997.


                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                                                    VALUE OF UNEXERCISED
                                                                     SECURITIES UNDERLYING             IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS AT              OPTIONS AT
                                                                     FEBRUARY 1, 1997 (#)           FEBRUARY 1, 1997 ($)
                       SHARES ACQUIRED   VALUE REALIZED                EXERCISABLE/                    EXERCISABLE/
           NAME        ON EXERCISE #          $                        UNEXERCISABLE                 UNEXERCISABLE(1)
------------------     ---------------   ---------------            ----------------------        -----------------------
Joseph H. Fernandez         -              -                        72,456 / 181,140                73,138 / 174,408

Louis J. Rizzo              -              -                         6,000 / 18,000                  3,000 / 16,500

Wayne S. Peterson           -              -                         6,000 / 26,334                  3,000 / 29,668

John E. Sullivan            -              -                         4,000 / 31,666                  2,000 / 42,072

Craig A. Wright             -              -                         4,000 / 8,000                   2,000 / 11,000
-------------------

(1) The closing price for the Company's Common Stock as reported by the Nasdaq National Market as of January 31, 1997 was $8.25 per share.

                                      12.

      As of February 1, 1997, options for the purchase of 134,438 shares of Common Stock, at a purchase price of $6.67 per share, and options for the purchase of 56,140 shares of Common Stock, at a purchase price of $7.125 per share, were outstanding under the 1990 Option Plan, and options for the purchase of 260,922 shares remained available for issuance. Also as of February 1, 1997, options for the purchase of 2,000 shares of Common Stock, at a purchase price of $7.50 per share, options for the purchase of 111,000 shares of Common Stock, at a purchase price of $7.75 per share, options for the purchase of 135,400 shares of Common Stock, at a purchase price of $7.125 per share, options for the purchase of 100,000 shares of Common Stock, at a purchase price of $7.375 per share, and options for the purchase of 2,000 shares of Common Stock, at a purchase price of $8.125 per share, were outstanding under the 1995 Option Plan, and options for the purchase of 160,300 shares remained available for issuance. In addition, as of February 1, 1997, options for the purchase of 6,250 shares of Common Stock, at a purchase price of $6.40 per share, were outstanding under the 1996 Directors Plan. As of February 1, 1997, options for the purchase of 22,456 shares of Common Stock, at a purchase price of $7.125 per share, and options for the purchase of 15,000 shares of Common Stock, at a purchase price of $6.725 per share, were outstanding outside of the Company's option plans. On March 21, 1997, the Board of Directors of the Company granted options to purchase an aggregate of 17,100 shares of Common Stock, at a purchase price of $9.375 per share, to a total of 57 employees of the Company (excluding executive officers and directors) pursuant to the 1995 Option Plan. As of March 21, 1997, none of the options described in this paragraph had been exercised.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 1993, Mr. Fernandez purchased 112,280 shares of Common Stock at a price of $7.125 pursuant to a Stock Subscription Agreement. Of the purchase price for these shares, $400,000 was paid using a full recourse promissory note, bearing interest at 7% per annum, payable quarterly, and secured by a pledge to the Company of the 112,280 shares of Common Stock. In February 1994, Mr. Fernandez executed a full recourse unsecured promissory note in the amount of $40,000 in favor of the Company, bearing interest at 7% per annum, and payable quarterly. As amended, these two promissory notes are due and payable in full on March 1, 1998.

      In April 1997, Mr. Fernandez executed two additional full recourse promissory notes in favor of the Company, one in the amount of $125,000 which is secured by a pledge to the Company of the 112,280 shares of Common Stock purchased by Mr. Fernandez in March 1993, and one in the amount of $75,000 which is unsecured. Each of these promissory notes bears interest at 9.25% per annum, payable quarterly, and becomes due and payable in full on March 1, 2001.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

      During 1996, the Compensation Committee was comprised of Messrs. Gannon, Simmons, Sodini and Spogli, each an independent non-employee director of the Company. During 1996, none of the members of the Company's Compensation Committee had any interlocking relationships as defined by the Commission. For the fiscal year ending February 1, 1998, the Compensation Committee is comprised of Messrs. Gannon, Simmons, Sodini and Spogli.

      In July 1991, the Company entered into a one-year renewable consulting agreement with Mr. Sodini which in 1996 provided for a fee of $75,000 and certain medical benefits through December 1996. This arrangement terminated on December 31, 1996.

                                      13.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

      The Compensation Committee recommends to the Board of Directors general compensation policies for the Company, oversees the Company's compensation plans and specific compensation levels for executive officers, and administers the Bonus Plan, the 1990 Option Plan and the 1995 Option Plan.

      The following is the Compensation Committee's report submitted to the Board of Directors addressing the compensation of the Company's executive officers for 1996.

COMPENSATION POLICY

      The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives through the Bonus Plan, and (b) executive stock options. The Compensation Committee believes that cash compensation in the form of salary and bonus provides Company executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long term performance and success of the Company.

      Base Salary. For 1996, the Compensation Committee approved the base salaries of the Company's executive officers. In determining the base salary of each of the executive officers, the Company relied primarily on a survey prepared by Strategic Compensation Associates ("SCA") of salaries paid to executive officers of publicly traded retail grocery companies with sales and operating regions generally comparable to that of the Company. The SCA survey included all of the same companies which comprise the Company's Peer Group Index (for purposes of the performance graph), as well as two additional retail grocery companies with sales and operating regions generally comparable to that of the Company. For 1996, the Compensation Committee set the base salaries of the Company's executive officers generally near the median level of those salaries reflected in the SCA survey. In 1996, executive officers received raises in their annual base salaries.

      Bonuses. Annual incentives under the Bonus Plan for the President and Chief Executive Officer and the other Named Executive Officers are intended to reflect the Company's belief that management's contribution to stockholder returns (via increasing stock price) comes from maximizing earnings and the quality of those earnings. Awards under the Bonus Plan are based on the attainment of specified Company performance objectives, and the target bonus amount is determined as a percentage of the recipient's base salary. For 1996, participants in the Bonus Plan other than the President and Chief Executive Officer maintained their prior year's baseline target bonus amounts equal to 47.5% of the base salaries paid to such persons. The target bonus amount for the President and Chief Executive Officer remained at 70.0% of his base salary until August 1996, at which time he was elected Chairman of the Board of the Company, and his target bonus amount was raised to 80% of his base salary. The different percentage for the President and Chief Executive Officer reflects the Committee's belief that, as an executive officer's duties and responsibilities in the Company increase, he will be increasingly responsible for the performance of the Company. Accordingly, a larger proportion of his compensation should be incentive compensation. Actual bonuses payable under the Bonus Plan then range from zero to three times the baseline amount, and depend on the level of achievement of the specified performance objectives. For 1996, the performance objective necessary to achieve the baseline amount was the attainment of a specified cash flow amount. During 1996, none of the specified performance objectives were achieved, and no bonuses were paid to either Mr. Fernandez or any of the other Named Executive Officers.

      Stock Options. The Compensation Committee believes that stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value, and that grants of stock options are the best way to link directly the financial interests of management with those of stockholders.

                                      14.

      In February 1996, the executive officers of the Company, including the President and Chief Executive Officer, as well as 38 store managers and 18 other key employees of the Company, were each granted options under the Company's 1995 Option Plan. In addition, in August 1996, the President and Chief Executive Officer was granted an additional option under the 1995 Option Plan, and in March 1997, 43 store managers and 14 other key employees of the Company were each granted options under the 1995 Option Plan. In each case, the number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence the Company's long term growth and profitability and, with respect to the February 1996 grants, to a lesser extent as a result of the determination by the Compensation Committee that vesting before October 2000 of the options previously granted under the 1990 Option Plan is unlikely. The vesting provisions of the options granted under the 1995 Option Plan are designed to encourage longevity of employment with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The Compensation Committee believes that Mr. Fernandez, the Company's President and Chief Executive Officer, provides valuable services to the Company, and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that the compensation of the President and Chief Executive Officer should be heavily influenced by Company performance. Therefore, although there is necessarily some subjectivity in setting Mr. Fernandez's salary, major elements of his compensation package are directly tied to Company performance.

      In August 1996, Mr. Fernandez was elected Chairman of the Board of the Company and, in connection therewith, his base salary was raised from $247,500 to $350,000, an amount that the Compensation Committee believes is generally comparable to salaries for other executive officers in Mr. Fernandez' new position, as set forth in the SCA survey. In addition, in August 1996, in connection with his election as Chairman of the Board of the Company, the baseline target bonus payable to Mr. Fernandez under the Bonus Plan was raised as a percentage of his salary from 70.0% to 80%. As indicated previously, in 1996, none of the performance objectives specified under the Bonus Plan were achieved, and no bonus was paid to Mr. Fernandez under the Bonus Plan for 1996.

INTERNAL REVENUE CODE SECTION 162(M)

      Under Section 162 of the Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

      The foregoing report has been furnished by Messrs. Gannon, Simmons, Sodini and Spogli.

                                      15.

                              COMPANY PERFORMANCE

      The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Stock Index and a Company-constructed Peer Group Index (as defined below) for the period during which the Company's Common Stock has been registered under Section 12 of the Exchange Act. The Company-constructed Peer Group Index includes the following retail grocery companies: Delchamps, Inc., Eagle Food Centers, Inc., Foodarama Supermarkets, Inc., Hannaford Brothers, Co., Marsh Supermarkets, Inc., Quality Food Centers, Inc., Riser Foods, Inc., Ruddick Corp., Schultz Sav-O Stores, Inc., Seaway Food Town, Inc. and Weis Markets, Inc.



                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                       [PERFORMANCE GRAPH APPEARS HERE]

              MSGET          BTRY.I            SAP5.K           INDEX
              13-Feb-92      $100.00           $100.00           $100.00
              20-Jul-92       $41.25           $106.28            $92.01
              23-Dec-92       $48.75           $116.14            $95.51
              28-May-93       $40.00           $125.22            $94.31
              02-Nov-93       $34.28           $136.97            $97.19
              07-Apr-94       $29.38           $138.00            $91.86
              12-Sep-94       $36.25           $146.27            $89.73
              15-Feb-95       $40.00           $158.99            $92.65
              21-Jul-95       $36.25           $188.79           $107.03
              26-Dec-95       $34.38           $213.16           $117.01
              30-May-96       $40.63           $240.54           $141.98
              04-Nov-96       $40.94           $261.06           $146.43
              09-Apr-97       $47.19           $284.85           $173.22
              15-Apr-97       $46.88           $282.65           $174.55


                  ASSUMES $100 INVESTED ON FEBRUARY 13, 1992.
                *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

      The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Company Performance" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

                                      16.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act ("Section 16") requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities (collectively, "Insiders") to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16 forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16 filing requirements for 1996, with the exception of Mr. Wright, who filed a late Form 5 in April 1997 to report his sale of 700 shares of Company Common Stock in July 1995.


                                 AUDITORS

      The Company has appointed KPMG Peat Marwick LLP to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending February 1, 1998. The Company has been advised that KPMG Peat Marwick LLP is independent with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. A representative of KPMG Peat Marwick LLP will be available at the 1997 Annual Meeting to respond to appropriate questions related to the audit of the Company's financial statements.


                                 OTHER BUSINESS

      The Company is not aware of any other business to be presented at the 1997 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

      Any stockholder who wishes to present a proposal for action at the 1998 annual meeting of stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than January 2, 1998 in such form as required under the rules and regulations promulgated by the Commission.

                                      17.

                                 ANNUAL REPORTS

      A copy of the 1997 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K) is being mailed to each stockholder of record together with this Proxy Statement. The Company has also filed with the Commission its Annual Report on Form 10-K for the fiscal year ended February 1, 1997. This Report contains information concerning the Company and its operations. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO Wayne S. Peterson at 601 6th Street, S.W., Great Falls, Montana 59404. Such reports are not a part of the Company's soliciting material.


                                    By Order of the Board of Directors



                                    Wayne S. Peterson
                                    Secretary

Great Falls, Montana
May 2, 1997



                                      18.

                     BUTTREY FOOD AND DRUG STORES COMPANY
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                        FOR ANNUAL MEETING MAY 28, 1997


     The undersigned hereby constitutes and appoints Joseph H. Fernandez and J. Frederick Simmons, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of BUTTREY FOOD AND DRUG STORES COMPANY to be held at 1:30 p.m., Mountain Time, on Wednesday, May 28, 1997 at the Bozeman Holiday Inn, 5 Baxter Lane, Bozeman, Montana, and at any adjournments thereof, on all matters coming before said meeting as described herein.

1. ELECTION OF DIRECTORS    [_] FOR all nominees listed    [_] WITHHOLD
                                below (except as marked        AUTHORITY
                                to the contrary below)         to vote for all
                                                               nominees listed
                                                               below

   [_] For, except vote withheld from the following nominees:

   [_] Joseph H. Fernandez    [_] Matt L. Figel        [_] Robert P. Gannon
   [_] Michael P. Malone      [_] Wayne S. Peterson    [_] J. Frederick Simmons
   [_] Peter J. Sodini        [_] Ronald P. Spogli     [_] William M. Wardlaw
   [_] Thomas C. Young

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

     Said attorneys and proxies, and each of them, shall have the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the conduct of the Meeting; matters presented at the Meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy; and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

     A majority of the above-named proxies present at said Meeting, either in person or by substitute (or if only one thereof shall be present and acting, then that one), shall have and exercise all powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the Meeting and a copy of the Company's Annual Report to Stockholders.


                                       DATED:______________________________,1997


                                       _________________________________________
                                                       (Signature)

                                       _________________________________________
                                                       (Signature)

                                       Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                                       The signer hereby revokes all proxies
                                       heretofore given by the signor to vote at said meeting or any adjournments thereof.